UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 18, 2005
                Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


                    MASSACHUSETTS                          04-2762050
                  (State or Other                       (I.R.S. Employer
                  Jurisdiction of                        Identification No.)
                  Incorporation or
                   Organization)


                  526 Boston Post                            01778
                Road, Wayland, MA
              (Address of Principal                       (Zip Code)
                Executive Offices)

                                 (508) 358-4422
                (Registrant's Telephone No., including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

As previously reported on National Dentex's Current Report on Form 8-K filed with the SEC on April 11, 2005, National Dentex was notified by Nasdaq on April 5, 2005 that its securities are subject to delisting owing to its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 by the extended due date of March 31, 2005. National Dentex has responded to Nasdaq and attended a Nasdaq delisting panel hearing on May 5, 2005 with respect to this matter.

By way of background, National Dentex notes that it issued a press release on March 31, 2005 and filed a Current Report on Form 8-K with the SEC on April 1, 2005 that set forth the reasons that it has not been able to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 by the extended due date of March 31, 2005.

National Dentex is filing this Current Report on Form 8-K pursuant to Item 3.01 to report that on May 18, 2005 it had received an additional delinquency notice from Nasdaq because of its inability to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 by the due date of May 10, 2005. National Dentex and the Nasdaq hearing panel had discussed this anticipated additional delinquency notice at the May 5 panel hearing discussed above. Nasdaq's additional delinquency notice indicated that it would consider this additional delinquency within the context of the first delinquency notification and the proceedings initiated thereby.

On May 24, 2005, National Dentex filed its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC and believes that it has thus regained compliance with Nasdaq's continued listing standards with respect to the first delinquency notice it received from Nasdaq on April 5, 2005.

National Dentex is currently preparing to file as promptly as reasonably practicable its Quarterly Report on Form 10-Q in respect of its first quarter of 2005, which it currently expects to file within approximately the next week, and anticipates, but cannot provide any assurance at this time, that when it does so that it will have regained compliance with Nasdaq's continued listing standards. In the meantime, and pending any further notification from or action by Nasdaq, the fifth character "E" will continue to be appended to its trading symbol and its trading symbol will continue to be "NADXE".

On May 24, 2005, National Dentex issued a press release with respect to the above-mentioned matters and certain related matters discussed below under Item
8.01. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 8.01 Other Events.

As previously reported on National Dentex's Current Report on Form 8-K filed with the SEC on May 12, 2005, the audit committee of the board of directors of National Dentex concluded that the previously issued financial statements in respect of the first three fiscal quarters of fiscal 2004, as included within Quarterly Reports on Form 10-Q filed with the Commission on each of May 10, 2004, August 9, 2004 (as previously amended on August 17, 2004), and November 11, 2004, should no longer be relied upon because of an error in such financial statements which required their restatement.

Further to that announcement, National Dentex is filing this Current Report on Form 8-K pursuant to Item 8.01 to report that on May 24, 2005 it had filed amended Quarterly Reports on Form 10-Q/A in respect of each of the first three fiscal quarters of 2004 which contain the restatements and that National Dentex had also filed its Annual Report on Form 10-K for the year ended December 31, 2004.

On May 24, 2005, National Dentex issued a press release with respect to the above-mentioned matters and certain related matters discussed above under Item
3.01. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


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


Item 9.01 Financial Statements and Exhibits

          (c)  Exhibits

99.1 Press release of National Dentex Corporation dated May 24, 2005.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NATIONAL DENTEX CORPORATION
                                       (Registrant)




May 24, 2005
                                       By: /s/  Richard F. Becker, Jr.
                                          ---------------------------------
                                       Richard F. Becker,
                                       Jr. Vice President,
                                       Treasurer and Chief Financial Officer


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


                                  Exhibit Index


99.1 Press release of National Dentex Corporation dated May 24, 2005.



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